Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Strong Revenue Growth of 8.6 Percent For Its Fiscal 2019 Second Quarter

  Total revenues were $571.3 million, up 8.6 percent compared with $526.1 million in the prior year period, driven by strong growth in all three of the Company’s business segments.
  Net Income was $68.6 million, or EPS of $1.04 per diluted share, compared with Net Income of $70.7 million, or EPS of $1.06 per diluted share in the prior year period. Adjusted for a one-time benefit of $0.18 per diluted share associated with the “Tax Cuts and Jobs Act of 2017,” Adjusted Net Income in the prior year period was $58.5 million, or EPS of $0.88 per diluted share.
  Adjusted EBITDA1 was $103.1 million, compared with $94.5 million in the prior year period.
  Company increases its guidance for fiscal year 2019 revenues and earnings.

(1Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of Non-GAAP (“Adjusted”) results to applicable GAAP results.)

CARLE PLACE, N.Y.--(BUSINESS WIRE)--January 31, 2019--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading gourmet food and floral gift provider for all occasions, today reported results for its fiscal 2019 second quarter. Chris McCann, CEO of 1-800-FLOWERS.COM, said, “We are pleased to report accelerated revenue growth and solid year-over-year increases in earnings and cash flows for our fiscal second quarter. These results were driven by strong holiday and everyday gifting demand, combined with excellent execution, across all three of our business segments.” McCann said that consolidated revenue growth of 8.6 percent during the quarter was driven, in large part, by the Company’s Harry & David business. “Customers who were looking to express themselves, connect and celebrate for the year-end holidays, as well as for everyday occasions, clearly responded to Harry & David’s “Share More” brand messaging and its continued focus on truly original product offerings. In addition, our increased investments in digital marketing programs for Harry & David contributed to total-company new customer growth of nearly twelve percent during the quarter while also enabling us to continue to deepen our relationships with existing customers.” McCann said strong growth in the Company’s Gourmet Food and Gift Baskets segment also benefited from enhanced operating performance in its Cheryl’s Cookies business as well as solid wholesale channel growth in gift baskets and The Popcorn Factory brand.

McCann noted that the strong results for the quarter also benefited from continued positive trends in its Consumer Floral and BloomNet businesses. “The investments we have made – and continue to make – in our floral business are helping us to accelerate new customer growth and increase total order volumes. As a result, the 1-800-Flowers.com brand is further expanding its market leading position and BloomNet continues to grow its market share versus the legacy wire service providers. These positive trends position us well for continued accelerated revenue growth in the second half of our fiscal year, which features the Valentine’s Day and Mother’s Day holidays as well as everyday occasions such as birthdays, anniversaries, sympathy and get well for which the 1-800-Flowers.com brand is the go-to destination for our customers,” he said.

Fiscal 2019 Second Quarter Results:

Total net revenues for the quarter were $571.3 million, up 8.6 percent compared with $526.1 million in the prior year period. The strong growth was driven by increases in all three of the Company’s business segments with net revenues for Gourmet Foods and Gift Baskets up 8.4 percent, Consumer Floral up 8.0 percent and BloomNet up 15.0 percent compared with the prior year period.

Gross profit margin for the quarter was 44.6 percent, compared with gross profit margin of 44.7 percent in the prior year period. Operating expenses as a percent of total revenues was 28.0 percent, compared with operating expenses as a percent of total revenues of 28.7 percent in the prior year period.

The combination of these factors resulted in Net Income for the quarter of $68.6 million, or EPS of $1.04 per diluted share, compared with Net Income of $70.7 million, or EPS of $1.06 per diluted share in the prior year period. Adjusted for a one-time benefit of $12.2 million, or $0.18 per diluted share, associated with the Tax Cut and Jobs Act of 2017, adjusted net income in the prior year period was $58.5 million, or EPS of $0.88 per diluted share.

Adjusted EBITDA for the quarter was $103.1 million, compared with Adjusted EBITDA of $94.5 million in the prior year period.

SEGMENT RESULTS:

The Company provides fiscal 2019 second quarter selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and BloomNet business segments in the tables attached to this release and as follows:

  Gourmet Foods and Gift Baskets: Revenues for the quarter were $440.0 million, an increase of 8.4 percent compared with reported revenues of $406.0 million in the prior year period. Revenue growth was driven primarily by Harry & David combined with improved performance by the Company’s Cheryl’s Cookies brand and increased wholesale channel sales for gift baskets and The Popcorn Factory. Gross profit margin was 45.6 percent for the period, up 20 basis points compared with gross profit margin of 45.4 percent in the prior year period. Segment contribution margin increased 12.9 percent to $105.5 million, compared with segment contribution margin of $93.5 million in the prior year period. The increased contribution margin primarily reflects the strong revenue growth in the quarter combined with improved gross profit margin.
  Consumer Floral: Revenues in this segment increased 8.0 percent to $108.1 million, compared with $100.1 million in the prior year period. Gross profit margin was 38.5 percent, down 30 basis points compared with 38.8 percent in the prior year period. Segment contribution margin was $9.8 million, compared with $10.8 million in the prior year period. The lower gross margin and lower segment contribution margin primarily reflects the assumption of a full bonus payout for fiscal 2019 compared with a reduced payout in the prior year period, as well as increased investments the Company is making to extend its market leadership position in floral gifting and to launch its newest brand, Goodsey.
  BloomNet Wire Service: Revenues for the quarter increased 15.0 percent to $23.4 million, compared with $20.4 million in the prior year period. Gross profit margin was 52.6 percent, down 480 basis points compared with 57.4 percent in the prior year period. The lower gross profit margin percentage reflects the investments the Company is making to drive increased order volumes and expand BloomNet’s market position. Segment contribution margin increased 7.3 percent to 8.3 million, compared with $7.7 million in the prior year period, reflecting the strong revenue growth, which more than offset the lower gross margin percentage in the quarter.

COMPANY GUIDANCE

The Company is increasing its guidance for fiscal year 2019 revenue and earnings as follows:

  Consolidated revenue growth in a range of 7.0-to-8.0 percent compared with the prior year;
  EPS in a range of $0.44 - to - $0.46 per diluted share;
  Adjusted EBITDA in a range of $80.0 - to - $82.0 million.

The Company anticipates Free Cash Flow for the year will remain in a range of $30.0 million - to - $40.0 million.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

EBITDA and Adjusted/ Comparable EBITDA

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. Adjusted/ Comparable EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period to period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted/ Comparable EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors used to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted/ (Comparable) Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses. Adjusted (“Comparable”) Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period to period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of the Segment Contribution Margin and Adjusted Segment Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income and Adjusted or Comparable Net Income Per Common Share (or EPS):

We define Adjusted Net Income and Adjusted or Comparable Net Income Per Common Share (or EPS) as Net Income and Net Income Per Common Share (or EPS) adjusted for certain items affecting period to period comparability. See Selected Financial Information below for details on how Adjusted Net Income and Adjusted or Comparable Net Income Per Common Share (or EPS) were calculated for each period presented. We believe that Adjusted Net Income and Adjusted or Comparable Net Income Per Common Share (or EPS) are meaningful measures because they increase the comparability of period to period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income and Net Income Per Common share (or EPS), as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help customers express, connect and celebrate. The Company’s Celebrations Ecosystem features our all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, FruitBouquets.com®, Harry & David®, Moose Munch®, The Popcorn Factory®, Wolferman’s®, Personalization Universe®, Simply Chocolate®, and GoodseySM. We also offer top-quality steaks and chops from Stock Yards®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral wire service providing a broad-range of products and services designed to help professional florists grow their businesses profitably; Napco SM, a resource for floral gifts and seasonal décor; and DesignPac Gifts, LLC, a manufacturer of gift baskets and towers. 1-800-FLOWERS.COM, Inc. received the Gold award in the “Mobile Payments and Commerce” category at the Mobile Marketing Association 2018 Global Smarties Awards. In addition, Harry & David was named to the Internet Retailer 2019 “The Hot 100” list. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements; including, but not limited to, statements regarding the Company’s expectations for: its ability to continue to drive accelerated revenue growth in the second half of fiscal 2019 compared with the prior year period and to achieve its increased guidance for fiscal year 2019 revenue and earnings for consolidated revenue growth in a range of 7.0-to-8.0 percent compared with the prior year; EPS in a range of $0.44 - to - $0.46 per diluted share; Adjusted EBITDA in a range of $80.0 - to - $82.0 million; and Free Cash Flow for the year in a range of $30.0 million - to - $40.0 million; its ability to leverage its operating platform and reduce its operating expense ratio; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

Conference Call:

The Company will conduct a conference call to discuss the above details and attached financial results today, Thursday, January 31, 2019, at 11:00 a.m. (ET). The call will be “web cast” live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site at www.1800flowersinc.com A recording of the call will be posted on the Investor Relations section of the Company’s web site within two hours of the call’s completion. A telephonic replay of the call can be accessed for 48 hours beginning at 2:00 p.m. EDT on the day of the call at: (US) 1-888-203-1112; (International) 1-719-457-0820; enter conference ID #: 3377858.

Note: The attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	December 30, 2018	July 1, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$257,685	$147,240
Trade receivables, net	48,400	12,935
Inventories	64,006	88,825
Prepaid and other	20,108	24,021
Total current assets	390,199	273,021

Property, plant and equipment, net	160,204	163,340
Goodwill	62,590	62,590
Other intangibles, net	59,909	59,823
Other assets	12,559	12,115
Total assets	$685,461	$570,889

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$51,947	$41,437
Accrued expenses	140,065	73,299
Current maturities of long-term debt	11,500	10,063
Total current liabilities	203,512	124,799

Long-term debt	86,970	92,267
Deferred tax liabilities	25,546	26,200
Other liabilities	13,360	12,719
Total liabilities	329,388	255,985
Total stockholders’ equity	356,073	314,904
Total liabilities and stockholders’ equity	$685,461	$570,889

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Income (In thousands, except for per share data) (unaudited)

	Three Months Ended		Six Months Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net revenues:
E-Commerce	$458,821	$424,132	$576,521	$532,903
Other	112,495	101,961	164,291	150,539
Total net revenues	571,316	526,093	740,812	683,442
Cost of revenues	316,489	290,834	417,445	380,905
Gross profit	254,827	235,259	323,367	302,537
Operating expenses:
Marketing and sales	119,664	113,771	172,618	163,493
Technology and development	10,906	9,175	21,185	18,845
General and administrative	21,603	19,170	42,033	38,575
Depreciation and amortization	7,969	8,677	15,812	16,761
Total operating expenses	160,142	150,793	251,648	237,674
Operating income	94,685	84,466	71,719	64,863
Interest expense, net	1,430	1,226	2,420	2,257
Other (income) expense, net	1,266	(86)	992	(346)
Income before income taxes	91,989	83,326	68,307	62,952
Income tax expense	23,411	12,627	16,995	5,475
Net income	$68,578	$70,699	$51,312	$57,477

Basic net income per common share	$1.07	$1.09	$0.80	$0.89

Diluted net income per common share	$1.04	$1.06	$0.77	$0.86

Weighted average shares used in the calculation of net income per common share:
Basic	64,209	64,601	64,415	64,778
Diluted	66,136	66,782	66,483	67,037

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Cash Flows (In thousands) (unaudited)

	Six months ended
	December 30, 2018	December 31, 2017

Operating activities:
Net income	$51,312	$57,477
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	15,812	16,761
Amortization of deferred financing costs	452	480
Deferred income taxes	(654)	(12,338)
Bad debt expense	582	418
Stock-based compensation	2,628	2,069
Other non-cash items	(501)	(103)
Changes in operating items:
Trade receivables	(36,047)	(30,769)
Inventories	24,819	15,295
Prepaid and other	3,159	(4,272)
Accounts payable and accrued expenses	78,361	69,269
Other assets	(410)	(97)
Other liabilities	70	(24)
Net cash provided by operating activities	139,583	114,166

Investing activities:
Working capital adjustment related to sale of business	-	(8,500)
Capital expenditures, net of non-cash expenditures	(11,786)	(8,864)
Net cash used in investing activities	(11,786)	(17,364)

Financing activities:
Acquisition of treasury stock	(13,405)	(11,085)
Proceeds from exercise of employee stock options	365	15
Proceeds from bank borrowings	30,000	30,000
Repayment of bank borrowings	(34,312)	(32,875)
Net cash used in financing activities	(17,352)	(13,945)

Net change in cash and cash equivalents	110,445	82,857
Cash and cash equivalents:
Beginning of period	147,240	149,732
End of period	$257,685	$232,589

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information – Category Information (in thousands) (unaudited)

	Three Months Ended
	December 30, 2018	December 31, 2017	% Change

Net revenues:
1-800-Flowers.com Consumer Floral	$108,106	$100,064	8.0%
BloomNet Wire Service	23,435	20,375	15.0%
Gourmet Food & Gift Baskets	440,003	405,964	8.4%
Corporate	315	317	-0.6%
Intercompany eliminations	(543)	(627)	13.4%
Total net revenues	$571,316	$526,093	8.6%

Gross profit:
1-800-Flowers.com Consumer Floral	$41,632	$38,844	7.2%
	38.5%	38.8%

BloomNet Wire Service	12,328	11,693	5.4%
	52.6%	57.4%

Gourmet Food & Gift Baskets	200,666	184,468	8.8%
	45.6%	45.4%

Corporate	201	254	-20.9%
	63.8%	80.1%

Total gross profit	$254,827	$235,259	8.3%
	44.6%	44.7%

EBITDA (non-GAAP)
Segment Contribution Margin (non-GAAP) (a):
1-800-Flowers.com Consumer Floral	$9,808	$10,791	-9.1%
BloomNet Wire Service	8,257	7,692	7.3%
Gourmet Food & Gift Baskets	105,514	93,496	12.9%
Segment Contribution Margin Subtotal	123,579	111,979	10.4%
Corporate (b)	(20,925)	(18,836)	-11.1%
EBITDA (non-GAAP)	102,654	93,143	10.2%
Add: Stock-based compensation	1,673	968	72.8%
Add: Comp charge related to NQ Plan Investment Appreciation	(1,249)	364	-443.1%
Adjusted EBITDA (non-GAAP)	$103,078	$94,475	9.1%

	Six Months Ended
	December 30, 2018	December 31, 2017	% Change

Net revenues:
1-800-Flowers.com Consumer Floral	$193,182	$176,674	9.3%
BloomNet Wire Service	47,428	40,139	18.2%
Gourmet Food & Gift Baskets	500,521	466,950	7.2%
Corporate	582	587	-0.9%
Intercompany eliminations	(901)	(908)	0.8%
Total net revenues	$740,812	$683,442	8.4%

Gross profit:
1-800-Flowers.com Consumer Floral	$74,920	$69,578	7.7%
	38.8%	39.4%

BloomNet Wire Service	24,235	22,751	6.5%
	51.1%	56.7%

Gourmet Food & Gift Baskets	223,702	209,620	6.7%
	44.7%	44.9%

Corporate (a)	510	588	-13.3%
	87.6%	100.2%

Total gross profit	$323,367	$302,537	6.9%
	43.7%	44.3%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
1-800-Flowers.com Consumer Floral	$17,303	$17,762	-2.6%
BloomNet Wire Service	15,895	14,393	10.4%
Gourmet Food & Gift Baskets	96,393	88,509	8.9%
Segment Contribution Margin Subtotal	129,591	120,664	7.4%
Corporate (b)	(42,060)	(39,040)	-7.7%
EBITDA (non-GAAP)	87,531	81,624	7.2%
Add: Stock-based compensation	2,628	2,069	27.0%
Add: Comp charge related to NQ Plan Investment Appreciation	(967)	639	-251.3%
Adjusted EBITDA (non-GAAP)	$89,192	$84,332	5.8%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited)

Reconciliation of Net Income to Adjusted Net Income (non-GAAP):
	Three Months Ended		Six Months Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Net income	$68,578	$70,699	$51,312	$57,477
Adjustments to reconcile net income to adjusted net income (non-GAAP)
Deduct U.S. tax reform benefit on deferred taxes (1)	-	12,158	-	12,158
Adjusted net income (non-GAAP)	$68,578	$58,541	$51,312	$45,319

Basic and diluted net income per common share
Basic	$1.07	$1.09	$0.80	$0.89
Diluted	$1.04	$1.06	$0.77	$0.86

Basic and diluted adjusted net income per common share (non-GAAP)
Basic	$1.07	$0.91	$0.80	$0.70
Diluted	$1.04	$0.88	$0.77	$0.68

Weighted average shares used in the calculation of net income and adjusted net income per common share
Basic	64,209	64,601	64,415	64,778
Diluted	66,136	66,782	66,483	67,037

(1)	The adjustment to deduct U.S. tax reform impact from Net Income includes the impact of the re-valuation of the Company’s deferred tax liability of $12.2 million, or $0.18 per diluted share, but does not include the ongoing impact of the lower federal corporate tax rate.

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited) (continued)

Reconciliation of Net Income to Adjusted EBITDA (non-GAAP):

	Three Months Ended		Six Months Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Net income	$68,578	$70,699	$51,312	$57,477
Add:
Interest expense, net	2,696	1,140	3,412	1,911
Depreciation and amortization	7,969	8,677	15,812	16,761
Income tax expense	23,411	12,627	16,995	5,475
EBITDA	102,654	93,143	87,531	81,624
Add: Compensation charge/(benefit) related to NQ plan investment appreciation/depreciation	(1,249)	364	(967)	639
Add: Stock-based compensation	1,673	968	2,628	2,069
Adjusted EBITDA	$103,078	$94,475	$89,192	$84,332

a)	Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

b)	Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

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CONTACT:
Investor Contact:
Joseph D. Pititto
(516) 237-6131
E-mail: invest@1800flowers.com

Media Contact:
Kathleen Waugh
(516) 237-6028
kwaugh@1800flowers.com